Exhibit 99.1

For Immediate Release:	July 21, 2020

SIMMONS REPORTS SECOND QUARTER 2020 EARNINGS

Pine Bluff, AR – Simmons First National Corporation (NASDAQ: SFNC) (the “Company” or “Simmons”) today announced net income of $58.8 million for the quarter ended June 30, 2020, compared to $55.6 million for the same period in 2019, an increase of $3.2 million, or 5.7%. Diluted earnings per share were $0.54, a decrease of $0.04, or 6.9%, compared to the same period in the prior year. Included in second quarter 2020 results were $3.0 million in net after-tax merger-related, early retirement program and branch right-sizing costs as well as a $1.6 million after-tax gain associated with the sale of branches.

Excluding the impact of these items, core earnings were $60.1 million for the quarter ended June 30, 2020, compared to $65.5 million for the quarter ended June 30, 2019, a decrease of $5.3 million, or 8.1%. Core diluted earnings per share were $0.55, a decrease of $0.13, or 19.1%, from the same period in 2019.

Year-to-date net income for the first half of 2020 was $136.0 million, or $1.22 diluted earnings per share, compared to $103.3 million, or $1.09 diluted earnings per share, for the same period in 2019. Excluding $2.0 million in net after-tax merger-related, early retirement program and branch right-sizing costs and the gains on the sales of branches in south Texas and Colorado, year-to-date core earnings for 2020 were $134.0 million, an increase of $19.5 million compared to the same period last year. Core diluted earnings per share for the first half of 2020 were $1.21, equal to the same period in 2019.

“Our associates at Simmons Bank have done an amazing job of adapting to the changes that have occurred over the past four months,” said George A. Makris, Jr., chairman and CEO of Simmons First National Corporation. “We continue to operate in an uncertain environment, and we will continue to adjust as necessary. We have consolidated various operations to provide capacity for continued service to our customers and communities. Our digital banking options have been very well received by our customers, and we expect to continue to see the trend toward more self-service. We need a sustainable plan for the opening of the economy, including public education across the country. We remain optimistic we will get one soon.”

Selected Highlights:	2nd Qtr 2020	1st Qtr 2020	2nd Qtr 2019
Net income	$58.8 million	$77.2 million	$55.6 million
Diluted earnings per share	$0.54	$0.68	$0.58
Return on avg assets	1.08%	1.48%	1.28%
Return on avg common equity	8.21%	10.83%	9.48%
Return on tangible common equity (1)	14.55%	19.00%	17.40%

Core earnings (2)	$60.1 million	$73.8 million	$65.5 million
Core diluted earnings per share (2)	$0.55	$0.65	$0.68
Core return on avg assets (2)	1.11%	1.42%	1.51%
Core return on avg common equity (2)	8.40%	10.35%	11.16%
Core return on tangible common equity (1)(2)	14.87%	18.19%	20.36%
Efficiency ratio (3)	49.12%	56.38%	49.88%
Pre-tax, pre-provision (PTPP) earnings (2)	$97.7 million	$84.4 million	$88.8 million
(1)	Return on tangible common equity excludes goodwill and other intangible assets and is a non-GAAP measurement. Please see “Non-GAAP Financial Measures” and “Reconciliation of Non-GAAP Financial Measures” below.
(2)	Core figures exclude non-core items and are non-GAAP measurements. Please see “Non-GAAP Financial Measures” and “Reconciliation of Non-GAAP Financial Measures” below.
(3)	Efficiency ratio is noninterest expense before foreclosed property expense, amortization of intangibles as a percent of net interest income (fully taxable equivalent) and non-interest revenues, excluding gains and losses from securities transactions and non-core items, and is a non-GAAP measurement. Please see “Non-GAAP Financial Measures” and “Reconciliation of Non-GAAP Financial Measures” below.

P.O. BOX 7009     501 MAIN STREET     PINE BLUFF, ARKANSAS 71611-7009     (870) 541-1000     www.simmonsbank.com

Loans

($ in billions)	2nd Qtr 2020	1st Qtr 2020	2nd Qtr 2019
Total loans	$14.61	$14.37	$13.13

Total loans were $14.6 billion at June 30, 2020, an increase of $1.5 billion, or 11.3%, compared to June 30, 2019, primarily due to The Landrum Company (“Landrum”) merger completed during the fourth quarter 2019. On a linked-quarter basis (June 30, 2020 compared to March 31, 2020), total loans increased $232.6 million, or 1.6%. During the second quarter of 2020, the Company had $963.7 million in loan originations under the Paycheck Protection Program (“PPP”) of the Coronavirus Aid, Relief, and Economic Security (“CARES”) Act and an increase in agricultural loans of $26.2 million. These increases were partially offset by decreases in energy loan lending, commercial real estate and single-family real estate loan categories of $64.8 million, $149.7 million and $136.5 million, respectively.

Deposits

($ in billions)	2nd Qtr 2020	1st Qtr 2020	2nd Qtr 2019
Total deposits	$16.6	$15.6	$13.5
Non-interest bearing deposits	$4.6	$3.6	$2.9
Interest bearing deposits	$9.0	$8.8	$7.3
Time deposits	$3.0	$3.2	$3.3

Total deposits were $16.6 billion at June 30, 2020, an increase of $3.1 billion, or 22.9%, since June 30, 2019, primarily due to the Landrum merger. On a linked-quarter basis, total deposits increased $1.1 billion, or 6.8%, primarily due to the $1.0 billion increase in non-interest bearing deposits. This increase was partially offset by a decrease in brokered funds of $308.9 million during the second quarter.

Net Interest Income

	2nd Qtr 2020	1st Qtr 2020	4th Qtr 2019	3rd Qtr 2019	2nd Qtr 2019
Loan yield (1)	4.84%	5.19%	5.43%	5.47%	5.58%
Core loan yield (1) (2)	4.52%	4.86%	5.00%	5.19%	5.26%
Security yield (1)	2.50%	2.63%	2.73%	2.87%	3.06%
Cost of interest bearing deposits	0.59%	1.03%	1.22%	1.40%	1.37%
Cost of deposits (3)	0.44%	0.80%	0.94%	1.09%	1.07%
Cost of borrowed funds	1.84%	2.06%	2.30%	2.52%	2.50%
Net interest margin (1)	3.42%	3.68%	3.78%	3.82%	3.94%
Core net interest margin (1) (2)	3.18%	3.42%	3.44%	3.59%	3.67%

(1)	Fully tax equivalent using an effective tax rate of 26.135%.
(2)	Core loan yield and core net interest margin exclude accretion and are non-GAAP measurements. Please see “Non-GAAP Financial Measures” and “Reconciliation of Non-GAAP Financial Measures” below.
(3)	Includes non-interest bearing deposits.

The Company’s net interest income for the second quarter of 2020 was $163.7 million, an increase of $14.3 million, or 9.5%, from the same period of 2019, primarily due to the 78 basis point decline in the cost of interest bearing deposits year over year. Included in interest income was the yield accretion recognized on loans acquired of $11.7 million and $10.2 million for the second quarters of 2020 and 2019, respectively.

The loan yield was 4.84% for the quarter ended June 30, 2020, while the core loan yield, which excludes the accretion, was 4.52% for the same period. The decrease in the loan yield during the second quarter of 2020 was primarily driven by the lower yielding PPP loans originated during the quarter. The PPP loan yield was approximately 2.33% (including accretion of net fees), which decreased the loan yield by approximately 10 basis points.

Net interest margin (FTE) was 3.42% for the quarter ended June 30, 2020, while the core net interest margin, which excludes the accretion, was 3.18% for the same period. The decrease in the net interest margin during the second quarter of 2020 was primarily driven by the additional liquidity and the lower yielding PPP loans, which decreased the net interest margin by approximately 25 basis points.

Non-Interest Income

Non-interest income for the second quarter of 2020 was $50.2 million, an increase of $10.3 million compared to the same period in the previous year. During the second quarter 2020, the Company recognized a $2.2 million gain associated with the sale of the branches recorded in other income, which the Company considers a non-core item.

The increase in non-interest income was primarily due to the increase in mortgage lending income driven by the current low mortgage interest rate environment. The decrease in service charges on deposit accounts was primarily attributable to a lower number of customer transactions, related to the impact of the COVID-19 pandemic.

Selected Non-Interest Income Items ($ in millions)	2nd Qtr 2020	1st Qtr 2020	4th Qtr 2019	3rd Qtr 2019	2nd Qtr 2019
Service charges on deposit accounts	$8.6	$13.3	$13.3	$10.8	$10.6
Mortgage lending income	$12.5	$5.0	$4.0	$4.5	$3.7
SBA lending income	$0.2	$0.3	$0.3	$1.0	$0.9
Debit and credit card fees	$8.0	$7.9	$8.9	$7.1	$7.2
Gain on sale of securities	$0.4	$32.1	$0.4	$7.4	$2.8
Other income	$9.8	$12.8	$7.1	$44.7	$6.1

Core other income(1)	$7.6	$6.9	$7.1	$44.7	$6.1

(1)	Core figures exclude non-core items and are non-GAAP measurements. Please see “Non-GAAP Financial Measures” and “Reconciliation of Non-GAAP Financial Measures” below.

Non-Interest Expense

Non-interest expense for the second quarter of 2020 was $112.6 million, an increase of $1.9 million compared to the second quarter of 2019. Included in this quarter were $4.0 million of pre-tax non-core items for merger-related, early retirement program and branch right-sizing costs. Excluding these expenses, core non-interest expense was $108.6 million for the second quarter of 2020, an increase of $11.2 million compared to the same period in 2019, primarily the result of the Landrum merger and additional software and technology costs related to the Company’s Next Generation Banking (“NGB”) initiative.

The efficiency ratio for the second quarter of 2020 was 49.12%, compared to 49.88% for the same period in 2019.

Selected Non-Interest Expense Items ($ in millions)	2nd Qtr 2020	1st Qtr 2020	4th Qtr 2019	3rd Qtr 2019	2nd Qtr 2019
Salaries and employee benefits	$57.6	$67.9	$63.2	$52.1	$56.1
Merger related costs	$1.8	$1.1	$24.8	$2.6	$7.5
Other operating expenses	$34.7	$38.8	$38.0	$37.9	$32.9

Core salaries and employee benefits(1)	$57.2	$67.9	$63.2	$51.9	$53.2
Core merger related costs(1)	-	-	-	-	-
Core other operating expenses(1)	$33.0	$38.6	$38.0	$37.8	$30.0

(1)	Core figures exclude non-core items and are non-GAAP measurements. Please see “Non-GAAP Financial Measures” and “Reconciliation of Non-GAAP Financial Measures” below.

On a linked-quarter basis, salaries and employee benefits decreased by $10.3 million, which included the impact of cost savings from the Landrum merger. The decrease was primarily driven by the following categories:

•	Employee benefits - $3.1 million decrease (payroll taxes, insurance utilization, and other employee benefits)
•	Salaries - $2.3 million decrease
•	Incentive based plans - $4.9 million decrease (executive, lender and retail incentive plans)

On a linked-quarter basis, other operating expenses decreased $4.1 million. The remaining decrease was primarily related to cost savings from the Landrum merger and lower operating expenses due to the impact of COVID-19.

Early in 2020, the Company offered qualifying associates an early retirement option resulting in $493,000 of non-core expense during the second quarter. The Company expects ongoing net annualized savings of approximately $2.9 million.

Management continuously evaluates the Company’s branch network as part of its analysis of the profitability of the Company’s operations and the efficiency with which it delivers banking services to its markets. As a result of this ongoing evaluation, the Company closed 11 branch locations during June 2020, with estimated net annual cost savings of approximately $2.4 million related to these locations. In addition, the Company expects to close an additional 23 branch locations and one loan production office during the fourth quarter of 2020, with an expected net annual cost savings of approximately $6.8 million.

Asset Quality

	2nd Qtr 2020	1st Qtr 2020	4th Qtr 2019	3rd Qtr 2019	2nd Qtr 2019
Allowance for credit losses to total loans	1.59%	1.69%	0.47%	0.51%	0.49%
Allowance for credit losses to non-performing loans	175%	154%	74%	78%	60%
Non-performing loans to total loans	0.91%	1.10%	0.64%	0.65%	0.81%
Net charge-off ratio (annualized)	1.04%	0.07%	0.09%	0.59%	0.11%
Net charge-off ratio YTD (annualized)	0.56%	0.07%	0.24%	0.30%	0.15%

At June 30, 2020, the allowance for credit losses was $231.6 million. Provision for credit losses for the second quarter of 2020 was $26.9 million. Included in total loans was $963.7 million of government guaranteed PPP loans. Excluding the PPP loans, the allowance for credit losses to total loans was 1.70%.

Net charge-offs for the second quarter of 2020 were $38.2 million, of which $32.6 million were from loans included in the energy lending portfolios acquired from Bank SNB and Southwest Bank in 2017. Of the second quarter charge-offs, $27.8 million was specifically reserved for and included in the March 31, 2020 allowance for credit loss. Therefore, additional provision related to these charges was not required.

Foreclosed Assets and Other Real Estate Owned

At June 30, 2020, foreclosed assets and other real estate owned were $14.1 million, decreases of $10.7 million, or 43.0%, compared to the same period in 2019 and $6.7 million, or 32.2% from March 31, 2020. The composition of these assets is divided into three types:

($ in millions)	2nd Qtr 2020	1st Qtr 2020	4th Qtr 2019	3rd Qtr 2019	2nd Qtr 2019
Closed bank branches and branch sites	$2.7	$8.8	$5.7	$5.9	$6.5
Foreclosed assets – acquired	$9.2	$9.2	$10.3	$10.1	$13.3
Foreclosed assets – legacy	$2.2	$2.8	$3.1	$3.6	$5.0

Capital

	2nd Qtr 2020	1st Qtr 2020	4th Qtr 2019	3rd Qtr 2019	2nd Qtr 2019
Stockholders’ equity to total assets	13.3%	13.7%	14.1%	14.3%	13.8%
Tangible common equity to tangible assets(1)	8.3%	8.4%	9.0%	9.1%	8.5%
Regulatory common equity tier 1 ratio	11.9%	11.1%	10.9%	10.3%	9.8%
Regulatory tier 1 leverage ratio	8.8%	9.0%	9.6%	9.1%	8.9%
Regulatory tier 1 risk-based capital ratio	11.9%	11.1%	10.9%	10.3%	9.8%
Regulatory total risk-based capital ratio	14.9%	14.1%	13.7%	13.2%	12.7%

(1)	Tangible common equity to tangible assets is a non-GAAP measurement. Please see “Non-GAAP Financial Measures” and “Reconciliation of Non-GAAP Financial Measures” below.

At June 30, 2020, common stockholders' equity was $2.9 billion. Book value per share was $26.64 and tangible book value per share was $15.79 at June 30, 2020. The ratio of stockholders’ equity to total assets was 13.3% at June 30, 2020 while the tangible common equity to tangible assets was 8.3% at June 30, 2020. As of June 30, 2020, PPP loans totaled $963.7 million, which are 100% federally guaranteed and have a zero percent risk-weight for regulatory capital ratios. Excluding PPP loans from total assets, equity to total assets was 13.9%, tangible common equity to tangible assets was 8.7% and the regulatory tier 1 leverage ratio was 9.1%.

No shares have been repurchased under the Company’s stock repurchase program since March 31, 2020. Market conditions and the Company’s capital needs will drive the decisions regarding additional, future stock repurchases.

Digital Banking

Since the end of February 2020, the Company has added over 38,000 new digital banking users, a 23% increase.  More than 78% of deposit transaction accounts are now enrolled in digital banking.  For the first time, in March, the Company processed more weekly transactions using the digital channels than at the branches.  During May 2020, the Company completed the conversion of all consumer customers to the new online platform.  All consumer customers are now on the same online and mobile platforms, including acquired institutions.

COVID-19 Impact

Through June 30, 2020, the Company originated over 7,800 PPP loans with an average balance of $123,000 per loan. Approximately 93% of the PPP loans had a balance less than $350,000.

PPP Loans as of June 30, 2020	# of Loans		Balance ($ in millions)
Loan balance less than $350,000	7,286	93%	$392.3	41%
Loan balance $350,000 or less than $2 million	478	6%	$355.4	37%
Loan balance $2 million to $10 million	62	1%	$216.0	22%
Total	7,826	100%	$963.7	100%

In March and in response to the pandemic, the Company announced temporary closure of 52 branches and has been focusing on the enhanced digital banking experience. While the majority of these branches have been reopened, the Company has continued to review its branch network.

Simmons First National Corporation

Simmons First National Corporation is a financial holding company headquartered in Pine Bluff, Arkansas, with total consolidated assets of approximately $21.9 billion as of June 30, 2020, conducting financial operations in Arkansas, Illinois, Kansas, Missouri, Oklahoma, Tennessee and Texas. The Company, through its subsidiaries, offers comprehensive financial solutions delivered with a client-centric approach. The Company’s common stock is listed on the NASDAQ Global Select Market under the symbol “SFNC.”

Conference Call

Management will conduct a live conference call to review this information beginning at 9:00 a.m. CDT today, Tuesday, July 21, 2020. Interested persons can listen to this call by dialing toll-free 1-866-298-7926 (United States and Canada only) and asking for the Simmons First National Corporation conference call, conference ID 9275743. In addition, the call will be available live or in recorded version on the Company’s website at www.simmonsbank.com.

Non-GAAP Financial Measures

This press release contains financial information determined by methods other than in accordance with generally accepted accounting principles (GAAP). The Company’s management uses these non-GAAP financial measures in their analysis of the Company’s performance. These measures adjust GAAP performance measures to, among other things, include the tax benefit associated with revenue items that are tax-exempt, as well as exclude from income available to common shareholders certain expenses related to significant non-core activities, including merger-related expenses, gain on sale of branches, early retirement program expenses and branch right-sizing expenses. In addition, the Company also presents certain figures based on tangible common stockholders’ equity and tangible book value, which exclude goodwill and other intangible assets. The Company further presents certain figures that are exclusive of PPP loans. The Company’s management believes that these non-GAAP financial measures are useful to investors because they present the results of the Company’s ongoing operations without the effect of mergers or other items not central to the Company’s ongoing business, as well as normalizing for tax effects. Management, therefore, believes presentations of these non-GAAP financial measures provide useful supplemental information that is essential to a proper understanding of the operating results of the Company’s core businesses. These non-GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in the tables of this release.

Forward-Looking Statements

Some of the statements in this news release may not be based on historical facts and should be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, including, without limitation, statements made in Mr. Makris’s quotes, may be identified by reference to future periods or by the use of forward-looking terminology, such as “believe,” “budget,” “expect,” “foresee,” “anticipate,” “intend,” “indicate,” “target,” “estimate,” “plan,” “project,” “continue,” “contemplate,” “positions,” “prospects,” “predict,” or “potential,” by future conditional verbs such as “will,” “would,” “should,” “could,” “might” or “may,” or by variations of such words or by similar expressions. These forward-looking statements include, without limitation, statements relating to Simmons’ future growth, revenue, assets, asset quality, profitability, net interest margin, non-interest revenue, share repurchase program, acquisition strategy, NGB and other digital banking initiatives, the Company’s ability to recruit and retain key employees, the benefits associated with the Company’s early retirement program and completed and future branch closures, the adequacy of the allowance for credit losses, and the ability of the Company to manage the impact of the COVID-19 pandemic. Any forward-looking statement speaks only as of the date of this news release, and Simmons undertakes no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date of this news release. By nature, forward-looking statements are based on various assumptions and involve inherent risk and uncertainties. Various factors, including, but not limited to, changes in economic conditions, credit quality, interest rates, loan demand, deposit flows, real estate values, the assumptions used in making the forward-looking statements, the securities markets generally or the price of Simmons common stock specifically, and information technology affecting the financial industry; the effect of steps the Company takes in response to COVID-19, the severity and duration of the pandemic, including whether there is a “second wave” as a result of the loosening of governmental restrictions, the pace of recovery when the pandemic subsides and the heightened impact it has on many of the risks described herein; the effects of the COVID-19 pandemic on, among other things, the Company’s operations, liquidity, and credit quality; general economic and market conditions; unemployment; potential claims, damages, and fines related to litigation or government actions, including litigation or actions arising from the Company’s participation in and administration of programs related to the COVID-19 pandemic (including, among other things, the CARES Act); changes in accounting principles relating to loan loss recognition (current expected credit losses, or CECL); the Company’s ability to manage and successfully integrate its mergers and acquisitions; cyber threats, attacks or events; reliance on third parties for key services; and other factors, many of which are beyond the control of the Company, could cause actual results to differ materially from those contemplated by the forward-looking statements. Additional information on factors that might affect the Company’s financial results is included in its Form 10-K for the year ended December 31, 2019, which has been filed with, and is available from, the U.S. Securities and Exchange Commission.

####

FOR MORE INFORMATION CONTACT:

Stephen C. Massanelli

EVP, Chief Administrative Officer and Investor Relations Officer

Simmons First National Corporation

steve.massanelli@simmonsbank.com

Simmons First National Corporation					SFNC
Consolidated End of Period Balance Sheets
For the Quarters Ended	Jun 30	Mar 31	Dec 31	Sep 30	Jun 30
(Unaudited)	2020	2020	2019	2019	2019
($ in thousands)
ASSETS
Cash and non-interest bearing balances due from banks	$234,998	$244,123	$277,208	$161,440	$145,491
Interest bearing balances due from banks and federal funds sold	2,310,162	1,493,076	719,415	368,530	509,765
Cash and cash equivalents	2,545,160	1,737,199	996,623	529,970	655,256
Interest bearing balances due from banks - time	4,561	4,309	4,554	5,041	5,041
Investment securities - held-to-maturity	51,720	53,968	40,927	42,237	47,455
Investment securities - available-for-sale	2,496,896	2,466,640	3,288,343	2,210,931	2,191,573
Mortgage loans held for sale	120,034	49,984	58,102	50,099	34,999
Other assets held for sale	399	115,315	260,332	383	397
Loans:
Loans	14,606,900	14,374,277	14,425,704	13,003,549	13,128,125
Allowance for credit losses on loans	(231,643)	(243,195)	(68,244)	(66,590)	(64,179)
Net loans	14,375,257	14,131,082	14,357,460	12,936,959	13,063,946
Premises and equipment	478,896	484,990	492,384	378,678	370,551
Premises held for sale	4,576	–	–	–	–
Foreclosed assets and other real estate owned	14,111	20,805	19,121	19,576	24,761
Interest receivable	79,772	57,039	62,707	53,966	54,781
Bank owned life insurance	256,643	255,197	254,152	234,655	233,345
Goodwill	1,064,765	1,064,978	1,055,520	926,648	926,450
Other intangible assets	117,823	121,673	127,340	101,149	104,096
Other assets	293,071	278,173	241,578	268,219	224,784
Total assets	$21,903,684	$20,841,352	$21,259,143	$17,758,511	$17,937,435

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
Non-interest bearing transaction accounts	$4,608,098	$3,572,244	$3,741,093	$3,044,330	$2,954,032
Interest bearing transaction accounts and savings deposits	8,978,045	8,840,678	9,090,878	7,337,571	7,258,005
Time deposits	3,029,975	3,146,811	3,276,969	3,086,108	3,304,176
Total deposits	16,616,118	15,559,733	16,108,940	13,468,009	13,516,213
Federal funds purchased and securities sold under agreements to repurchase	387,025	377,859	150,145	116,536	130,470
Other borrowings	1,393,689	1,396,829	1,297,599	1,098,395	1,324,094
Subordinated notes and debentures	382,604	388,396	388,260	354,223	354,132
Other liabilities held for sale	–	58,405	159,853	–	162
Accrued interest and other liabilities	219,545	214,730	165,422	174,277	142,851
Total liabilities	18,998,981	17,995,952	18,270,219	15,211,440	15,467,922

Stockholders' equity:
Preferred stock	767	767	767	–	–
Common stock	1,090	1,090	1,136	966	966
Surplus	2,029,383	2,026,420	2,117,282	1,708,058	1,705,262
Undivided profits	819,153	778,893	848,848	814,338	747,969
Accumulated other comprehensive income (loss):
Unrealized accretion (depreciation) on AFS securities	54,310	38,230	20,891	23,709	15,316
Total stockholders' equity	2,904,703	2,845,400	2,988,924	2,547,071	2,469,513
Total liabilities and stockholders' equity	$21,903,684	$20,841,352	$21,259,143	$17,758,511	$17,937,435

Simmons First National Corporation					SFNC
Consolidated Statements of Income - Quarter-to-Date
For the Quarters Ended	Jun 30	Mar 31	Dec 31	Sep 30	Jun 30
(Unaudited)	2020	2020	2019	2019	2019
($ in thousands, except per share data)
INTEREST INCOME
Loans	$176,910	$187,566	$193,402	$179,971	$178,122
Interest bearing balances due from banks and federal funds sold	603	2,441	2,625	1,586	1,121
Investment securities	13,473	18,943	16,962	14,467	15,666
Mortgage loans held for sale	668	281	402	382	332
TOTAL INTEREST INCOME	191,654	209,231	213,391	196,406	195,241
INTEREST EXPENSE
Time deposits	10,803	13,323	16,198	15,573	14,606
Other deposits	7,203	17,954	20,331	21,363	20,190
Federal funds purchased and securities sold under agreements to repurchase	337	759	368	249	257
Other borrowings	4,963	4,877	4,615	5,381	6,219
Subordinated notes and debentures	4,667	4,835	4,813	4,576	4,541
TOTAL INTEREST EXPENSE	27,973	41,748	46,325	47,142	45,813
NET INTEREST INCOME	163,681	167,483	167,066	149,264	149,428
Provision for credit losses	26,915	26,134	4,903	21,973	7,079
NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	136,766	141,349	162,163	127,291	142,349
NON-INTEREST INCOME
Trust income	7,253	7,151	7,430	6,108	5,794
Service charges on deposit accounts	8,570	13,328	13,332	10,825	10,557
Other service charges and fees	1,489	1,588	1,915	1,308	1,312
Mortgage lending income	12,459	5,046	4,029	4,509	3,656
SBA lending income	245	296	321	956	895
Investment banking income	571	877	822	513	360
Debit and credit card fees	7,996	7,914	8,920	7,059	7,212
Bank owned life insurance income	1,445	1,298	1,411	1,302	1,260
Gain on sale of securities, net	390	32,095	377	7,374	2,823
Other income	9,809	12,801	7,073	44,721	6,065
TOTAL NON-INTEREST INCOME	50,227	82,394	45,630	84,675	39,934
NON-INTEREST EXPENSE
Salaries and employee benefits	57,644	67,924	63,235	52,065	56,128
Occupancy expense, net	9,217	9,510	9,272	8,342	6,919
Furniture and equipment expense	6,144	5,723	5,758	4,898	4,206
Other real estate and foreclosure expense	274	325	1,089	1,125	591
Deposit insurance	2,838	2,475	(134)	–	2,510
Merger-related costs	1,830	1,068	24,831	2,556	7,522
Other operating expenses	34,651	38,788	38,044	37,879	32,867
TOTAL NON-INTEREST EXPENSE	112,598	125,813	142,095	106,865	110,743
NET INCOME BEFORE INCOME TAXES	74,395	97,930	65,698	105,101	71,540
Provision for income taxes	15,593	20,694	12,976	23,275	15,616
NET INCOME	58,802	77,236	52,722	81,826	55,924
Preferred stock dividends	13	13	13	–	326
NET INCOME AVAILABLE TO COMMON STOCKHOLDERS	$58,789	$77,223	$52,709	$81,826	$55,598
BASIC EARNINGS PER SHARE	$0.54	$0.68	$0.49	$0.85	$0.58
DILUTED EARNINGS PER SHARE	$0.54	$0.68	$0.49	$0.84	$0.58

Simmons First National Corporation					SFNC
Consolidated Risk-Based Capital
For the Quarters Ended	Jun 30	Mar 31	Dec 31	Sep 30	Jun 30
(Unaudited)	2020	2020	2019	2019	2019
($ in thousands)
Tier 1 capital
Stockholders' equity	$2,904,703	$2,845,400	$2,988,924	$2,547,071	$2,469,513
CECL transition provision (1)	130,480	134,558	–	–	–
Disallowed intangible assets, net of deferred tax	(1,160,385)	(1,164,038)	(1,160,079)	(1,013,309)	(1,001,676)
Unrealized (gain) loss on AFS securities	(54,310)	(38,230)	(20,891)	(23,709)	(15,316)
Total Tier 1 capital	1,820,488	1,777,690	1,807,954	1,510,053	1,452,521

Tier 2 capital
Trust preferred securities and subordinated debt	382,604	388,396	388,260	354,223	354,132
Qualifying allowance for loan losses and reserve for unfunded commitments	83,780	96,015	76,644	74,455	72,044
Total Tier 2 capital	466,384	484,411	464,904	428,678	426,176
Total risk-based capital	$2,286,872	$2,262,101	$2,272,858	$1,938,731	$1,878,697

Risk weighted assets	$15,362,175	$16,012,233	$16,554,081	$14,725,571	$14,825,253

Adjusted average assets for leverage ratio	$20,742,824	$19,832,219	$18,852,798	$16,681,527	$16,382,520

Ratios at end of quarter
Equity to assets	13.26%	13.65%	14.06%	14.34%	13.77%
Tangible common equity to tangible assets (2)	8.31%	8.44%	8.99%	9.08%	8.51%
Common equity Tier 1 ratio (CET1)	11.85%	11.10%	10.92%	10.25%	9.80%
Tier 1 leverage ratio	8.78%	8.96%	9.59%	9.05%	8.87%
Tier 1 risk-based capital ratio	11.85%	11.10%	10.92%	10.25%	9.80%
Total risk-based capital ratio	14.89%	14.13%	13.73%	13.17%	12.67%

(1) The Company has elected to use the CECL transition provision allowed for in the year of adopting ASC 326.

(2) Calculations of tangible common equity to tangible assets and the reconciliations to GAAP are included in the schedules accompanying this release.

Simmons First National Corporation					SFNC
Consolidated Investment Securities
For the Quarters Ended	Jun 30	Mar 31	Dec 31	Sep 30	Jun 30
(Unaudited)	2020	2020	2019	2019	2019
($ in thousands)
Investment Securities - End of Period
Held-to-Maturity
U.S. Government agencies	$–	$–	$–	$–	$999
Mortgage-backed securities	25,980	27,121	10,796	11,549	12,225
State and political subdivisions	24,777	25,985	27,082	28,692	32,236
Other securities	963	862	3,049	1,996	1,995
Total held-to-maturity (net of credit losses)	51,720	53,968	40,927	42,237	47,455
Available-for-Sale
U.S. Treasury	$–	$424,989	$449,729	$–	$–
U.S. Government agencies	210,921	161,289	194,249	178,139	197,656
Mortgage-backed securities	1,154,086	1,179,837	1,742,945	1,337,794	1,345,760
State and political subdivisions	1,054,068	678,243	880,524	681,202	636,558
Other securities	77,821	22,282	20,896	13,796	11,599
Total available-for-sale (net of credit losses)	2,496,896	2,466,640	3,288,343	2,210,931	2,191,573
Total investment securities (net of credit losses)	$2,548,616	$2,520,608	$3,329,270	$2,253,168	$2,239,028
Fair value - HTM investment securities	$53,751	$55,714	$41,855	$43,302	$48,640

Investment Securities - QTD Average
Taxable securities	$1,642,083	$2,324,188	$1,940,755	$1,561,308	$1,641,986
Tax exempt securities	866,944	900,223	825,000	681,505	624,898
Total investment securities - QTD average	$2,509,027	$3,224,411	$2,765,755	$2,242,813	$2,266,884

Simmons First National Corporation					SFNC
Consolidated Loans
For the Quarters Ended	Jun 30	Mar 31	Dec 31	Sep 30	Jun 30
(Unaudited)	2020	2020	2019	2019	2019
($ in thousands)
Loan Portfolio - End of Period
Consumer
Credit cards	$184,348	$188,596	$204,802	$195,083	$187,919
Other consumer	214,024	267,870	249,195	215,283	216,144
Total consumer	398,372	456,466	453,997	410,366	404,063
Real Estate
Construction	2,010,256	2,024,118	2,248,673	2,081,595	1,975,179
Single-family residential	2,207,087	2,343,543	2,414,753	1,951,842	1,998,655
Other commercial real estate	6,316,444	6,466,104	6,358,514	5,758,511	5,983,488
Total real estate	10,533,787	10,833,765	11,021,940	9,791,948	9,957,322
Commercial
Commercial	3,038,216	2,314,472	2,451,119	2,215,539	2,249,078
Agricultural	217,715	191,535	191,525	214,610	192,988
Total commercial	3,255,931	2,506,007	2,642,644	2,430,149	2,442,066
Other	418,810	578,039	307,123	371,086	324,674
Total Loans	$14,606,900	$14,374,277	$14,425,704	$13,003,549	$13,128,125

Simmons First National Corporation					SFNC
Consolidated Allowance and Asset Quality
For the Quarters Ended	Jun 30	Mar 31	Dec 31	Sep 30	Jun 30
(Unaudited)	2020	2020	2019	2019	2019
($ in thousands)
Allowance for Credit Losses on Loans
Beginning balance, prior to adoption of ASC 326		$68,244	$66,590	$64,179	$60,555
Impact of adopting ASC 326 (1)		151,377
Beginning balance, after adoption of ASC 326	$243,195	$219,621

Loans charged off
Credit cards	1,053	1,441	1,287	1,117	1,039
Other consumer	592	1,379	1,425	1,065	964
Real estate	1,824	396	892	1,367	1,216
Commercial	35,687	523	459	17,778	1,963
Total loans charged off	39,156	3,739	4,063	21,327	5,182

Recoveries of loans previously charged off
Credit cards	272	225	287	223	271
Other consumer	301	443	304	1,422	331
Real estate	253	101	146	55	158
Commercial	98	347	77	65	967
Total recoveries	924	1,116	814	1,765	1,727
Net loans charged off	38,232	2,623	3,249	19,562	3,455
Provision for credit losses on loans	26,678	26,197	4,903	21,973	7,079
Balance, end of quarter	$231,641	$243,195	$68,244	$66,590	$64,179

Non-performing assets
Non-performing loans
Nonaccrual loans	$131,888	$156,746	$91,723	$84,660	$106,670
Loans past due 90 days or more	537	1,305	855	177	277
Total non-performing loans	132,425	158,051	92,578	84,837	106,947
Other non-performing assets
Foreclosed assets and other real estate owned	14,111	20,805	19,121	19,576	24,761
Other non-performing assets	2,008	2,169	1,964	540	613
Total other non-performing assets	16,119	22,974	21,085	20,116	25,374
Total non-performing assets	$148,544	$181,025	$113,663	$104,953	$132,321
Performing TDRs (troubled debt restructurings)	$3,960	$4,110	$4,411	$6,519	$6,246

Ratios
Allowance for credit losses to total loans	1.59%	1.69%	0.47%	0.51%	0.49%
Allowance for credit losses to non-performing loans	175%	154%	74%	78%	60%
Non-performing loans to total loans	0.91%	1.10%	0.64%	0.65%	0.81%
Non-performing assets (including performing TDRs) to total assets	0.70%	0.89%	0.56%	0.63%	0.77%
Non-performing assets to total assets	0.68%	0.87%	0.53%	0.59%	0.74%
Annualized net charge offs to total loans	1.04%	0.07%	0.09%	0.59%	0.11%
Annualized net credit card charge offs to total credit card loans	1.67%	2.29%	1.99%	1.82%	1.63%

(1) The Company adopted ASC 326.effective January 1, 2020.

Simmons First National Corporation									SFNC
Consolidated - Average Balance Sheet and Net Interest Income Analysis
For the Quarters Ended
(Unaudited)
	Three Months Ended Jun 2020			Three Months Ended Mar 2020			Three Months Ended Jun 2019
($ in thousands)	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
ASSETS
Earning assets:
Interest bearing balances due from banks and federal funds sold	$2,190,878	$603	0.11%	$764,639	$2,441	1.28%	$276,370	$1,121	1.63%
Investment securities - taxable	1,642,083	7,131	1.75%	2,324,188	12,752	2.21%	1,641,986	11,066	2.70%
Investment securities - non-taxable (FTE)	866,944	8,434	3.91%	900,223	8,315	3.71%	624,898	6,209	3.99%
Mortgage loans held for sale	86,264	668	3.11%	43,588	281	2.59%	32,030	332	4.16%
Loans (FTE)	14,731,306	177,168	4.84%	14,548,853	187,747	5.19%	12,814,386	178,219	5.58%
Total interest earning assets (FTE)	19,517,475	194,004	4.00%	18,581,491	211,536	4.58%	15,389,670	196,947	5.13%
Non-earning assets	2,304,798			2,338,732			1,993,202
Total assets	$21,822,273			$20,920,223			$17,382,872

LIABILITIES AND STOCKHOLDERS' EQUITY
Interest bearing liabilities:
Interest bearing transaction and savings accounts	$9,138,563	$7,203	0.32%	$9,005,701	$17,954	0.80%	$7,139,356	$20,190	1.13%
Time deposits	3,057,153	10,803	1.42%	3,150,909	13,323	1.70%	3,072,246	14,606	1.91%
Total interest bearing deposits	12,195,716	18,006	0.59%	12,156,610	31,277	1.03%	10,211,602	34,796	1.37%
Federal funds purchased and securities sold under agreement to repurchase	392,633	337	0.35%	330,902	759	0.92%	133,242	257	0.77%
Other borrowings	1,395,109	4,963	1.43%	1,320,245	4,877	1.49%	1,277,450	6,219	1.95%
Subordinated notes and debentures	387,422	4,667	4.84%	388,330	4,835	5.01%	354,088	4,541	5.14%
Total interest bearing liabilities	14,370,880	27,973	0.78%	14,196,087	41,748	1.18%	11,976,382	45,813	1.53%
Non-interest bearing liabilities:
Non-interest bearing deposits	4,354,781			3,602,678			2,834,452
Other liabilities	216,508			251,514			207,500
Total liabilities	18,942,169			18,050,279			15,018,334
Stockholders' equity	2,880,104			2,869,944			2,364,538
Total liabilities and stockholders' equity	$21,822,273			$20,920,223			$17,382,872
Net interest income (FTE)		$166,031			$169,788			$151,134
Net interest spread (FTE)			3.22%			3.40%			3.60%
Net interest margin (FTE) - quarter-to-date			3.42%			3.68%			3.94%

Net interest margin (FTE) - year-to-date			3.55%			3.68%			3.90%

Core net interest margin (FTE) - quarter-to-date (1)			3.18%			3.42%			3.67%
Core loan yield (FTE) - quarter-to-date (1)			4.52%			4.86%			5.26%

Core net interest margin (FTE) - year-to-date (1)			3.30%			3.42%			3.68%
Core loan yield (FTE) - year-to-date (1)			4.69%			4.86%			5.27%

(1) Calculations of core net interest margin and core loan yield and the reconciliations to GAAP are included in the schedules accompanying this release.

Simmons First National Corporation					SFNC
Consolidated - Selected Financial Data
For the Quarters Ended	Jun 30	Mar 31	Dec 31	Sep 30	Jun 30
(Unaudited)	2020	2020	2019	2019	2019
($ in thousands, except share data)
QUARTER-TO-DATE
Financial Highlights - GAAP
Net Income	$58,789	$77,223	$52,709	$81,826	$55,598
Diluted earnings per share	0.54	0.68	0.49	0.84	0.58
Return on average assets	1.08%	1.48%	1.04%	1.83%	1.28%
Return on average common equity	8.21%	10.83%	8.01%	13.70%	9.48%
Return on tangible common equity	14.55%	19.00%	14.62%	24.89%	17.40%
Net interest margin (FTE)	3.42%	3.68%	3.78%	3.82%	3.94%
FTE adjustment	2,350	2,305	2,172	1,843	1,706
Amortization of intangibles	3,369	3,413	3,270	2,947	2,947
Amortization of intangibles, net of taxes	2,489	2,521	2,416	2,176	2,177
Average diluted shares outstanding	109,130,866	113,137,223	108,472,559	96,968,775	96,367,857
Shares repurchased under plan	–	4,922,336	390,000	–	–
Average price of shares repurchased	–	18.96	25.95	–	–
Cash dividends declared per common share	0.17	0.17	0.16	0.16	0.16
Financial Highlights - Core (non-GAAP)
Core earnings (excludes non-core items) (1)	$60,147	$73,838	$71,074	$83,963	$65,453
Core diluted earnings per share (1)	0.55	0.65	0.66	0.87	0.68
Core net interest margin (FTE) (2)	3.18%	3.42%	3.44%	3.59%	3.67%
Accretable yield on acquired loans	11,723	11,837	15,100	9,322	10,162
Efficiency ratio (1)	49.12%	56.38%	52.63%	43.77%	49.88%
Core return on average assets (1)	1.11%	1.42%	1.41%	1.88%	1.51%
Core return on average common equity (1)	8.40%	10.35%	10.80%	14.06%	11.16%
Core return on tangible common equity (1)	14.87%	18.19%	19.49%	25.52%	20.36%
YEAR-TO-DATE
Financial Highlights - GAAP
Net Income	$136,012	$77,223	$237,828	$185,119	$103,293
Diluted earnings per share	1.22	0.68	2.41	1.94	1.09
Return on average assets	1.28%	1.48%	1.33%	1.44%	1.24%
Return on average common equity	9.45%	10.83%	9.93%	10.65%	9.05%
Return on tangible common equity	16.57%	19.00%	17.99%	19.27%	16.38%
Net interest margin (FTE)	3.55%	3.68%	3.85%	3.88%	3.90%
FTE adjustment	4,655	2,305	7,322	5,150	3,307
Amortization of intangibles	6,782	3,413	11,805	8,535	5,588
Amortization of intangibles, net of taxes	5,010	2,521	8,720	6,304	4,128
Average diluted shares outstanding	111,083,999	113,137,223	98,796,628	95,450,732	94,588,739
Cash dividends declared per common share	0.34	0.17	0.64	0.48	0.32
Financial Highlights - Core (non-GAAP)
Core earnings (excludes non-core items) (1)	$133,985	$73,838	$269,566	$198,492	$114,529
Core diluted earnings per share (1)	1.21	0.65	2.73	2.08	1.21
Core net interest margin (FTE) (2)	3.30%	3.42%	3.59%	3.64%	3.68%
Accretable yield on acquired loans	23,560	11,837	41,244	26,144	16,822
Efficiency ratio (1)	52.75%	56.38%	50.33%	49.49%	53.14%
Core return on average assets (1)	1.26%	1.42%	1.51%	1.55%	1.37%
Core return on average common equity (1)	9.31%	10.35%	11.25%	11.42%	10.04%
Core return on tangible common equity (1)	16.33%	18.19%	20.31%	20.62%	18.09%
END OF PERIOD
Book value per share	$26.64	$26.11	$26.30	$26.36	$25.57
Tangible book value per share	15.79	15.22	15.89	15.73	14.90
Shares outstanding	108,994,389	108,966,331	113,628,601	96,613,855	96,590,656
Full-time equivalent employees	2,939	3,079	3,270	2,701	2,700
Total number of financial centers	226	240	251	212	212

 (1) Core earnings exclude non-core items, which is a non-GAAP measurement. Reconciliations to GAAP are included in the schedules accompanying this release.

 (2) Excludes accretable yield adjustment on loans, which is a non-GAAP measurement. Reconciliations to GAAP are included in the schedules accompanying this release.

Simmons First National Corporation					SFNC
Consolidated - Reconciliation of Core Earnings (non-GAAP)
For the Quarters Ended	Jun 30	Mar 31	Dec 31	Sep 30	Jun 30
(Unaudited)	2020	2020	2019	2019	2019
($ in thousands, except per share data)
QUARTER-TO-DATE
Net Income	$58,789	$77,223	$52,709	$81,826	$55,598
Non-core items
Gain on sale of branches	(2,204)	(5,889)	–	–	–
Merger-related costs	1,830	1,068	24,831	2,556	7,522
Early retirement program	493	–	–	177	2,932
Branch right-sizing	1,721	238	37	160	2,887
Tax effect (1)	(482)	1,198	(6,503)	(756)	(3,486)
Net non-core items	1,358	(3,385)	18,365	2,137	9,855
Core earnings (non-GAAP)	$60,147	$73,838	$71,074	$83,963	$65,453

Diluted earnings per share	$0.54	$0.68	$0.49	$0.84	$0.58
Non-core items
Gain on sale of branches	(0.02)	(0.05)	–	–	–
Merger-related costs	0.02	0.01	0.23	0.04	0.08
Early retirement program	–	–	–	–	0.03
Branch right-sizing	0.02	–	–	–	0.03
Tax effect (1)	(0.01)	0.01	(0.06)	(0.01)	(0.04)
Net non-core items	0.01	(0.03)	0.17	0.03	0.10
Core diluted earnings per share (non-GAAP)	$0.55	$0.65	$0.66	$0.87	$0.68

YEAR-TO-DATE
Net Income	$136,012	$77,223	$237,828	$185,119	$103,293
Non-core items
Gain on sale of branches	(8,093)	(5,889)	–	–	–
Merger-related costs	2,898	1,068	36,379	11,548	8,992
Early retirement program	493	–	3,464	3,464	3,287
Branch right-sizing	1,959	238	3,129	3,092	2,932
Tax effect (1)	716	1,198	(11,234)	(4,731)	(3,975)
Net non-core items	(2,027)	(3,385)	31,738	13,373	11,236
Core earnings (non-GAAP)	$133,985	$73,838	$269,566	$198,492	$114,529

Diluted earnings per share	$1.22	$0.68	$2.41	$1.94	$1.09
Non-core items
Gain on sale of branches	(0.07)	(0.05)	–	–	–
Merger-related costs	0.03	0.01	0.37	0.12	0.10
Early retirement program	–	–	0.03	0.04	0.03
Branch right-sizing	0.02	–	0.03	0.03	0.03
Tax effect (1)	0.01	0.01	(0.11)	(0.05)	(0.04)
Net non-core items	(0.01)	(0.03)	0.32	0.14	0.12
Core diluted earnings per share (non-GAAP)	$1.21	$0.65	$2.73	$2.08	$1.21

(1) Effective tax rate of 26.135%.

Reconciliation of Selected Non-Core Non-Interest Income and Expense Items (non-GAAP)

QUARTER-TO-DATE
Other income	$9,809	$12,801	$7,073	$44,721	$6,065
Non-core items (1)	(2,204)	(5,889)	–	–	–
Core other income (non-GAAP)	$7,605	$6,912	$7,073	$44,721	$6,065

Non-interest expense	$112,598	$125,813	$142,095	$106,865	$110,743
Non-core items (1)	(4,044)	(1,306)	(24,868)	(2,893)	(13,341)
Core non-interest expense (non-GAAP)	$108,554	$124,507	$117,227	$103,972	$97,402

Salaries and employee benefits	$57,644	$67,924	$63,235	$52,065	$56,128
Non-core items (1)	(493)	–	–	(176)	(2,937)
Core salaries and employee benefits (non-GAAP)	$57,151	$67,924	$63,235	$51,889	$53,191

Merger related costs	$1,830	$1,068	$24,831	$2,556	$7,522
Non-core items (1)	(1,830)	(1,068)	(24,831)	(2,556)	(7,522)
Core merger related costs (non-GAAP)	$–	$–	$–	$–	$–

Other operating expenses	$34,651	$38,788	$38,044	$37,881	$32,867
Non-core items (1)	(1,662)	(212)	(4)	(90)	(2,834)
Core other operating expenses (non-GAAP)	$32,989	$38,576	$38,040	$37,791	$30,033

 (1) Non-core items include gain on sale of branches, merger related costs, early retirement program expenses and branch right sizing costs.

Simmons First National Corporation					SFNC
Reconciliation Of Non-GAAP Financial Measures - End of Period
For the Quarters Ended	Jun 30	Mar 31	Dec 31	Sept 30	Jun 30
(Unaudited)	2020	2020	2019	2019	2019
($ in thousands, except per share data)

Calculation of Tangible Common Equity and the Ratio of Tangible Common Equity to Tangible Assets

Total common stockholders' equity	$2,903,936	$2,844,633	$2,988,157	$2,547,071	$2,469,513
Intangible assets:
Goodwill	(1,064,765)	(1,064,978)	(1,055,520)	(926,648)	(926,450)
Other intangible assets	(117,823)	(121,673)	(127,340)	(101,149)	(104,096)
Total intangibles	(1,182,588)	(1,186,651)	(1,182,860)	(1,027,797)	(1,030,546)
Tangible common stockholders' equity	$1,721,348	$1,657,982	$1,805,297	$1,519,274	$1,438,967

Total assets	$21,903,684	$20,841,352	$21,259,143	$17,758,511	$17,937,435
Intangible assets:
Goodwill	(1,064,765)	(1,064,978)	(1,055,520)	(926,648)	(926,450)
Other intangible assets	(117,823)	(121,673)	(127,340)	(101,149)	(104,096)
Total intangibles	(1,182,588)	(1,186,651)	(1,182,860)	(1,027,797)	(1,030,546)
Tangible assets	$20,721,096	$19,654,701	$20,076,283	$16,730,714	$16,906,889

Paycheck protection program ("PPP") loans	(963,712)
Total assets less PPP loans	$20,939,972
Tangible assets less PPP loans	$19,757,384

Ratio of equity to assets	13.26%	13.65%	14.06%	14.34%	13.77%
Ratio of equity to assets less PPP loans	13.87%
Ratio of tangible common equity to tangible assets	8.31%	8.44%	8.99%	9.08%	8.51%
Ratio of tangible common equity to tangible assets less PPP loans	8.71%

Calculation of Tangible Book Value per Share

Total common stockholders' equity	$2,903,936	$2,844,633	$2,988,157	$2,547,071	$2,469,513
Intangible assets:
Goodwill	(1,064,765)	(1,064,978)	(1,055,520)	(926,648)	(926,450)
Other intangible assets	(117,823)	(121,673)	(127,340)	(101,149)	(104,096)
Total intangibles	(1,182,588)	(1,186,651)	(1,182,860)	(1,027,797)	(1,030,546)
Tangible common stockholders' equity	$1,721,348	$1,657,982	$1,805,297	$1,519,274	$1,438,967
Shares of common stock outstanding	108,994,389	108,966,331	113,628,601	96,613,855	96,590,656
Book value per common share	$26.64	$26.11	$26.30	$26.36	$25.57
Tangible book value per common share	$15.79	$15.22	$15.89	$15.73	$14.90

Calculation of Regulatory Tier 1 Leverage Ratio Less Average PPP Loans

Total Tier 1 capital	$1,820,488

Adjusted average assets for leverage ratio	$20,742,824
Average PPP loans	(645,172)
Adjusted average assets less average PPP loans	$20,097,652

Tier 1 leverage ratio	8.78%
Tier 1 leverage ratio less average PPP loans	9.06%

Simmons First National Corporation					SFNC
Reconciliation Of Non-GAAP Financial Measures - Quarter-to-Date
For the Quarters Ended	Jun 30	Mar 31	Dec 31	Sept 30	Jun 30
(Unaudited)	2020	2020	2019	2019	2019
($ in thousands)
Calculation of Core Return on Average Assets

Net income	$58,789	$77,223	$52,709	$81,826	$55,598
Net non-core items, net of taxes, adjustment	1,358	(3,385)	18,365	2,137	9,855
Core earnings	$60,147	$73,838	$71,074	$83,963	$65,453

Average total assets	$21,822,273	$20,920,223	$20,041,890	$17,720,598	$17,382,872

Return on average assets	1.08%	1.48%	1.04%	1.83%	1.28%
Core return on average assets	1.11%	1.42%	1.41%	1.88%	1.51%

Calculation of Return on Tangible Common Equity

Net income	$58,789	$77,223	$52,709	$81,826	$55,598
Amortization of intangibles, net of taxes	2,489	2,521	2,416	2,176	2,177
Total income available to common stockholders	$61,278	$79,744	$55,125	$84,002	$57,775

Net non-core items, net of taxes	1,358	(3,385)	18,365	2,137	9,855
Core earnings	60,147	73,838	71,074	83,963	65,453
Amortization of intangibles, net of taxes	2,489	2,521	2,416	2,176	2,177
Total core income available to common stockholders	$62,636	$76,359	$73,490	$86,139	$67,630

Average common stockholders' equity	$2,879,337	$2,869,177	$2,611,143	$2,368,773	$2,351,603
Average intangible assets:
Goodwill	(1,064,955)	(1,055,498)	(997,004)	(926,687)	(915,445)
Other intangibles	(120,111)	(125,746)	(118,311)	(103,028)	(104,050)
Total average intangibles	(1,185,066)	(1,181,244)	(1,115,315)	(1,029,715)	(1,019,495)
Average tangible common stockholders' equity	$1,694,271	$1,687,933	$1,495,828	$1,339,058	$1,332,108

Return on average common equity	8.21%	10.83%	8.01%	13.70%	9.48%
Return on tangible common equity	14.55%	19.00%	14.62%	24.89%	17.40%
Core return on average common equity	8.40%	10.35%	10.80%	14.06%	11.16%
Core return on tangible common equity	14.87%	18.19%	19.49%	25.52%	20.36%

Calculation of Efficiency Ratio (1)

Non-interest expense	$112,598	$125,813	$142,095	$106,865	$110,743
Non-core non-interest expense adjustment	(4,044)	(1,306)	(24,868)	(2,893)	(13,341)
Other real estate and foreclosure expense adjustment	(242)	(319)	(1,063)	(1,057)	(563)
Amortization of intangibles adjustment	(3,369)	(3,413)	(3,270)	(2,947)	(2,947)
Efficiency ratio numerator	$104,943	$120,775	$112,894	$99,968	$93,892

Net-interest income	$163,681	$167,483	$167,066	$149,264	$149,428
Non-interest income	50,227	82,394	45,630	84,675	39,934
Fully tax-equivalent adjustment	2,350	2,305	2,172	1,843	1,706
Gain on sale of securities	(390)	(32,095)	(377)	(7,374)	(2,823)
Efficiency ratio denominator	$213,664	$214,198	$214,491	$228,408	$188,245

Efficiency ratio (1)	49.12%	56.38%	52.63%	43.77%	49.88%

(1) Efficiency ratio is non-interest expense before foreclosed property expense and amortization of intangibles as a percent of net interest income (fully taxable equivalent) and non-interest revenues, excluding gains and losses from securities transactions and non-core items.

Simmons First National Corporation					SFNC
Reconciliation Of Non-GAAP Financial Measures - Quarter-to-Date (continued)
For the Quarters Ended	Jun 30	Mar 31	Dec 31	Sept 30	Jun 30
(Unaudited)	2020	2020	2019	2019	2019
($ in thousands)
Calculation of Core Net Interest Margin

Net interest income	$163,681	$167,483	$167,066	$149,264	$149,428
Fully tax-equivalent adjustment	2,350	2,305	2,172	1,843	1,706
Fully tax-equivalent net interest income	166,031	169,788	169,238	151,107	151,134

Total accretable yield	(11,723)	(11,837)	(15,100)	(9,322)	(10,162)
Core net interest income	$154,308	$157,951	$154,138	$141,785	$140,972
PPP loan and excess liquidity interest income	(5,623)
Core net interest adjusted for PPP loans and liquidity	$148,685

Average earning assets	$19,517,475	$18,581,491	$17,753,004	$15,680,665	$15,389,670
Average PPP loan balance and excess liquidity	(2,071,411)
Average earning assets adjusted for PPL loans and liquidity	$17,446,064

Net interest margin	3.42%	3.68%	3.78%	3.82%	3.94%
Core net interest margin	3.18%	3.42%	3.44%	3.59%	3.67%
Core net interest margin adjusted for PPP loans and liquidity	3.43%

Calculation of Core Loan Yield

Loan interest income	$177,168	$187,566	$193,402	$179,971	$178,122
Total accretable yield	(11,723)	(11,837)	(15,100)	(9,322)	(10,162)
Core loan interest income	$165,445	$175,729	$178,302	$170,649	$167,960
PPP loan interest income	(3,733)
Core loan interest income without PPP loans	$161,712

Average loan balance	$14,731,306	$14,548,853	$14,144,703	$13,053,540	$12,814,386
Average PPP loan balance	(645,172)
Core loan interest income without PPP loans	$14,086,134

Core loan yield	4.52%	4.86%	5.00%	5.19%	5.26%
Core loan yield without PPP loans	4.62%

Calculation of Pre-Tax, Pre-Provision (PTPP) Earnings

Net income available to common stockholders	$58,789	$77,223	$52,709	$81,826	$55,598
Provision for income taxes	15,593	20,694	12,976	23,275	15,616
Provision for credit losses	26,915	26,134	4,903	21,973	7,079
Provision for unfunded commitments	(5,000)	(3,000)	–	–	–
(Gain) loss on sale of securities	(390)	(32,095)	(377)	(7,374)	(2,823)
Net pre-tax non-core items	1,840	(4,583)	24,868	2,893	13,341
Pre-tax, pre-provision (PTPP) earnings	$97,747	$84,373	$95,079	$122,593	$88,811

Simmons First National Corporation					SFNC
Reconciliation Of Non-GAAP Financial Measures - Year-to-Date
For the Quarters Ended
(Unaudited)	Jun 30	Mar 31	Dec 31	Sept 30	Jun 30
	2020	2020	2019	2019	2019
($ in thousands)
Calculation of Core Return on Average Assets

Net income	$136,012	$77,223	$237,828	$185,119	$103,293
Net non-core items, net of taxes, adjustment	(2,027)	(3,385)	31,738	13,373	11,236
Core earnings	$133,985	$73,838	$269,566	$198,492	$114,529

Average total assets	$21,371,248	$20,920,223	$17,871,748	$17,140,419	$16,845,528

Return on average assets	1.28%	1.48%	1.33%	1.44%	1.24%
Core return on average assets	1.26%	1.42%	1.51%	1.55%	1.37%

Calculation of Return on Tangible Common Equity

Net income	$136,012	$77,223	$237,828	$185,119	$103,293
Amortization of intangibles, net of taxes	5,010	2,521	8,720	6,304	4,128
Total income available to common stockholders	$141,022	$79,744	$246,548	$191,423	$107,421

Net non-core items, net of taxes	(2,027)	(3,385)	31,738	13,373	11,236
Core earnings	133,985	73,838	269,566	198,492	114,529
Amortization of intangibles, net of taxes	5,010	2,521	8,720	6,304	4,128
Total core income available to common stockholders	$138,995	$76,359	$278,286	$204,796	$118,657

Average common stockholders' equity	$2,894,351	$2,869,177	$2,396,024	$2,323,530	$2,300,535
Average intangible assets:
Goodwill	(1,060,226)	(1,055,498)	(921,635)	(896,236)	(880,759)
Other intangibles	(122,928)	(125,746)	(104,000)	(99,178)	(97,221)
Total average intangibles	(1,183,154)	(1,181,244)	(1,025,635)	(995,414)	(977,980)
Average tangible common stockholders' equity	$1,711,197	$1,687,933	$1,370,389	$1,328,116	$1,322,555

Return on average common equity	9.45%	10.83%	9.93%	10.65%	9.05%
Return on tangible common equity	16.57%	19.00%	17.99%	19.27%	16.38%
Core return on average common equity	9.31%	10.35%	11.25%	11.42%	10.04%
Core return on tangible common equity	16.33%	18.19%	20.31%	20.62%	18.09%

Calculation of Efficiency Ratio (1)

Non-interest expense	$238,411	$125,813	$461,112	$319,017	$212,152
Non-core non-interest expense adjustment	(5,350)	(1,306)	(42,972)	(18,104)	(15,211)
Other real estate and foreclosure expense adjustment	(561)	(319)	(3,282)	(2,219)	(1,162)
Amortization of intangibles adjustment	(6,782)	(3,413)	(11,805)	(8,535)	(5,588)
Efficiency ratio numerator	$225,718	$120,775	$403,053	$290,159	$190,191

Net-interest income	$331,164	$167,483	$601,753	$434,687	$285,423
Non-interest income	132,621	82,394	205,031	159,401	74,726
Fully tax-equivalent adjustment	4,655	2,305	7,322	5,150	3,307
Gain on sale of securities	(32,485)	(32,095)	(13,314)	(12,937)	(5,563)
Efficiency ratio denominator	$427,862	$214,198	$800,792	$586,301	$357,893

Efficiency ratio (1)	52.75%	56.38%	50.33%	49.49%	53.14%

Calculation of Core Net Interest Margin

Net interest income	$331,164	$167,483	$601,753	$434,687	$285,423
Fully tax-equivalent adjustment	4,655	2,305	7,322	5,150	3,307
Fully tax-equivalent net interest income	335,819	169,788	609,075	439,837	288,730

Total accretable yield	(23,560)	(11,837)	(41,244)	(26,144)	(16,822)
Core net interest income	$312,259	$157,951	$567,831	$413,693	$271,908
Average earning assets	$19,049,487	$18,581,491	$15,824,571	$15,174,671	$14,917,493

Net interest margin	3.55%	3.68%	3.85%	3.88%	3.90%
Core net interest margin	3.30%	3.42%	3.59%	3.64%	3.68%

Calculation of Core Loan Yield

Loan interest income	$364,476	$187,566	$710,935	$517,533	$337,562
Total accretable yield	(23,560)	(11,837)	(41,244)	(26,144)	(16,822)
Core loan interest income	$340,916	$175,729	$669,691	$491,389	$320,740
Average loan balance	$14,640,082	$14,548,853	$12,938,013	$12,531,355	$12,265,936

Core loan yield	4.68%	4.86%	5.18%	5.24%	5.27%

(1) Efficiency ratio is non-interest expense before foreclosed property expense and amortization of intangibles as a percent of net interest income (fully taxable equivalent) and non-interest revenues, excluding gains and losses from securities transactions and non-core items.